Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2022 THIRD QUARTER RESULTS

Record net sales up 32 percent for the quarter and 31 percent for nine months

LOS ANGELES, CA – February 9, 2022 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2022 third quarter ended December 31, 2021.

Fiscal Third Quarter Highlights

•	Record net sales of $161.8 million versus $122.6 million a year earlier, reflecting strong organic growth and favorable industry dynamics.
•
Net income of $3.1 million, or $0.16 per diluted share, compared with $8.5 million, or $0.44 per diluted share a year ago. Net income for the fiscal third quarter of 2022 was impacted by $4.8 million of non-cash items, or $0.25 per diluted share, and $3.7 million, or $0.19 per diluted share, due to transitory cost pressures related to supply chain disruptions.

•
EBITDA of $11.9 million, which was impacted by $6.4 million of non-cash items and $4.9 million of transitory cost pressures related to the aforementioned supply chain disruptions. EBITDA in the prior-year period was $18.8 million.

“We delivered record net sales for the quarter and nine months despite continued global supply chain constraints. This is indicative of the strategic success of our organic growth initiatives and sustainable industry tailwinds from an aging car fleet, driving continuously greater demand for parts replacement. We achieved growth across all product categories and increased momentum in our emerging brake caliper business,” said Selwyn Joffe, chairman, president, and chief executive officer.

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Motorcar Parts of America, Inc.
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“While industry dynamics remain positive, we continue to operate in a challenging supply chain environment. We have taken concrete measures to mitigate increases in freight rates, inflationary costs, and wage increases by implementing freight surcharges and price increases. We expect these initiatives to be in effect in the fiscal first quarter ending June 30, 2022. In addition to these measures, we have resumed production in Malaysia -- allowing for elimination of the temporary higher tariff expenses incurred during recent months due to necessary outsourcing of production to countries subject to higher import tariffs. Lastly, we are focused on the safety and well-being of our employees. It is a testament of our employees’ commitment that more than 93 percent globally have been vaccinated, helping mitigate operational risk,” Joffe said.

“Our business is strong. We have numerous multi-year strategic growth initiatives underway, including our growth strategy in the electric vehicle market. As the EV market continues to gain momentum, we will benefit from increased demand for battery power emulation, testing and development of inverters, electric motors, and high-speed battery-charging station applications offered by our wholly owned D&V subsidiary,” Joffe added.

Fiscal Third Quarter 2022 Financial Results

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Net sales for the fiscal 2022 third quarter increased 32 percent to a record $161.8 million from $122.6 million in the prior-year period – reflecting the success of our strategic growth initiatives, growth across all product lines, and continued tailwinds in the automotive aftermarket parts industry.

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Net income for the fiscal 2022 third quarter was $3.1 million, or $0.16 per diluted share, compared with $8.5 million, or $0.44 per diluted share, a year ago. Net income was impacted by approximately $4.8 million, or $0.25 per diluted share, of non-cash items – including core and finished goods premium amortization, revaluation of cores on customer shelves, and share-based compensation, as detailed in Exhibit 1. The company also incurred an impact of approximately $3.7 million, or $0.19 per diluted share, due to increased shipping rates, higher relative tariffs, and other transitory cost pressures related to supply chain disruptions due to COVID-19. Freight surcharges and price increases to offset these expenses are expected to take effect in the fourth quarter of fiscal 2022 to mitigate these headwinds.

Net income for the prior-year third quarter was impacted favorably by $6.1 million of non-cash items, or $0.31 per diluted share, including a non-cash gain from the foreign exchange impact of lease liabilities and forward contracts of $12.5 million, or $0.64 per diluted share on a pre-tax basis. Cash impacts to net income for the prior-year period totaled $4.3 million, or $0.22 per diluted share, due to brake caliper start-up costs, product relocation expenses related to the expansion in Mexico, and other costs associated with COVID-19.

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Motorcar Parts of America, Inc.
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Gross profit for the fiscal 2022 third quarter increased 34.4 percent to $32.6 million from $24.2 million a year earlier. Gross profit as a percentage of net sales for the fiscal 2022 third quarter was 20.1 percent compared with 19.8 percent a year earlier. Gross margin for the fiscal 2022 third quarter was impacted by 2.5 percent by the aforementioned non-cash items and 2.7 percent by the transitory supply chain disruptions that affected net income, as detailed in Exhibit 3.

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EBITDA for the fiscal 2022 third quarter was $11.9 million. EBITDA was impacted by $6.4 million of non-cash items, as well by $4.9 million in cash items from the transitory cost pressures related to supply chain disruptions. For the comparable prior-year period, EBITDA was $18.8 million, favorably impacted by $8.1 million of non-cash items, particularly related to foreign exchange items and unfavorably impacted by $5.7 million of cash expenses – primarily related to the company’s successful new brake caliper product line expansion, as detailed in Exhibit 5.

-	Net cash provided by operating activities was $2.2 million for the fiscal 2022 third quarter.

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Net debt was $122.9 million at December 31, 2021 compared with $120.6 million at September 30, 2021 – reflecting share buy backs, working capital, including inventory increases to support business growth, and strategic investments designed to address potential supply chain disruptions.

Fiscal 2022 Nine-Month Results

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Net sales increased 31 percent to a record $486.4 million from $372.7 million a year earlier. Net sales included $13.3 million in core revenue compared with $12.8 million in the prior-year period, due to a realignment of inventory at customer distribution centers with expected future sales benefits as product mix changes.

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Motorcar Parts of America, Inc.
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Net income for the fiscal 2022 nine-month period was $7.7 million, or $0.39 per diluted share, compared with net income of $20.6 million, or $1.07 per diluted share, a year ago. Net income was impacted by approximately $14.9 million, or $0.76 per diluted share, of non-cash items – including core and finished goods premium amortization, revaluation of cores on customer shelves, share-based compensation, and foreign exchange impacts, as detailed in Exhibit 2. The company also incurred an impact of approximately $10.8 million, or $0.55 per diluted share, from supply chain disruptions, brake caliper start-up costs, and other product relocation expenses related to the expansion in Mexico. The start-up costs related to the expansion in Mexico, primarily brake calipers, were realized during the six months ended September 30, 2021, and no costs were incurred during the fiscal 2022 third quarter. In addition, results for the nine-month period were impacted by other transitory cost pressures related to supply chain disruptions due to COVID-19.

Net income for the prior-year nine months was impacted favorably by $7.0 million of non-cash items, or $0.36 per diluted share. Cash impacts to net income for the prior-year period totaled $8.2 million, or $0.42 per diluted share, due to brake caliper start-up costs, product relocation expenses related to the expansion in Mexico, and other costs associated with COVID-19.

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Gross Profit for the fiscal 2022 nine-month period increased 19.1 percent to $92.1 million from $77.4 million a year earlier. Gross profit as a percentage of net sales for the fiscal 2022 nine-month period was 18.9 percent compared with 20.8 percent a year earlier. Gross margin for the nine-month period ended December 31, 2021 was impacted by 2.6 percent of non-cash items and 3.1 percent, primarily by the transitory supply chain disruptions that affected net income, as detailed in Exhibit 4.

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EBITDA for the fiscal 2022 nine-month period was $33.6 million. EBITDA was impacted by $19.9 million of non-cash items, as well as the impact of $14.2 million primarily from transitory cost pressures related to supply chain disruptions. For the comparable prior-year period, EBITDA was $49.3 million, favorably impacted by $9.3 million of non-cash items, particularly due to foreign exchange items, and unfavorably impacted by $10.6 million of cash items, primarily related to the company’s successful new brake caliper product line expansion, and other costs associated with COVID-19, as detailed in Exhibit 5.

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Motorcar Parts of America, Inc.
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Net cash used in operating activities was $22.2 million during the nine months ended December 31, 2021, reflecting working capital, including inventory increases to support business growth and strategic investments designed to address potential supply chain disruptions.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure - EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a reconciliation of EBITDA to its corresponding GAAP measures, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these measures.

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888)-440-5584 (domestic) or (646)-960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on February 9, 2022 through 8:59 p.m. Pacific time on February 16, 2022 by calling (800)-770-2030 (domestic) or (647)-362-9199 (international) and using access code: 1545314.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2021 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net sales	$161,810,000	$122,568,000	$486,392,000	$372,654,000
Cost of goods sold	129,235,000	98,327,000	394,295,000	295,300,000
Gross profit	32,575,000	24,241,000	92,097,000	77,354,000
Operating expenses:
General and administrative	14,605,000	14,005,000	41,556,000	38,210,000
Sales and marketing	6,274,000	4,698,000	17,162,000	13,224,000
Research and development	2,635,000	2,100,000	7,631,000	6,014,000
Foreign exchange impact of lease liabilities and forward contracts	385,000	(12,455,000)	1,769,000	(21,257,000)
Total operating expenses	23,899,000	8,348,000	68,118,000	36,191,000
Operating income	8,676,000	15,893,000	23,979,000	41,163,000
Interest expense, net	3,949,000	4,051,000	11,510,000	12,074,000
Income before income tax expense	4,727,000	11,842,000	12,469,000	29,089,000
Income tax expense	1,588,000	3,373,000	4,786,000	8,448,000

Net income	$3,139,000	$8,469,000	$7,683,000	$20,641,000

Basic net income per share	$0.16	$0.44	$0.40	$1.09

Diluted net income per share	$0.16	$0.44	$0.39	$1.07

Weighted average number of shares outstanding:

Basic	19,184,339	19,053,232	19,124,824	19,016,302

Diluted	19,544,174	19,436,793	19,604,780	19,333,758

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2021	March 31, 2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$7,769,000	$15,523,000
Short-term investments	2,212,000	1,652,000
Accounts receivable — net	57,691,000	63,122,000
Inventory	358,738,000	302,913,000
Contract assets	26,609,000	26,940,000
Prepaid expenses and other current assets	11,743,000	12,706,000
Total current assets	464,762,000	422,856,000
Plant and equipment — net	50,636,000	53,854,000
Operating lease assets	82,029,000	71,513,000
Long-term deferred income taxes	20,255,000	19,381,000
Long-term contract assets	311,756,000	270,213,000
Goodwill and intangible assets — net	7,341,000	8,534,000
Other assets	1,501,000	1,531,000
TOTAL ASSETS	$938,280,000	$847,882,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$149,314,000	$152,735,000
Customer finished goods returns accrual	37,333,000	31,524,000
Contract liabilities	40,190,000	41,072,000
Revolving loan	113,000,000	84,000,000
Other current liabilities	6,708,000	6,683,000
Operating lease liabilities	6,444,000	6,439,000
Current portion of term loan	3,670,000	3,678,000
Total current liabilities	356,659,000	326,131,000
Term loan, less current portion	13,951,000	16,786,000
Long-term contract liabilities	165,599,000	125,223,000
Long-term deferred income taxes	75,000	73,000
Long-term operating lease liabilities	82,287,000	70,551,000
Other liabilities	6,589,000	7,973,000
Total liabilities	625,160,000	546,737,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,100,298 and 19,045,386 shares issued and outstanding at December 31, 2021 and March 31, 2021, respectively	191,000	190,000
Additional paid-in capital	225,319,000	223,058,000
Retained earnings	93,276,000	85,593,000
Accumulated other comprehensive loss	(5,666,000)	(7,696,000)
Total shareholders’ equity	313,120,000	301,145,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$938,280,000	$847,882,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three and nine months ended December 31, 2021 and 2020. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended December 31, 2021 and 2020	Exhibit 1

	Three Months Ended December 31,
	2021		2020
	$	Per Share	$	Per Share
GAAP net income	$3,139,000	$0.16	$8,469,000	$0.44

Non-cash items impacting net income
Core and finished goods premium amortization and new business return accruals	$3,146,000	$0.16	$1,528,000	$0.08
Revaluation - cores on customers’ shelves	846,000	0.04	1,304,000	0.07
Share-based compensation expenses and earn-out accruals	2,030,000	0.10	1,542,000	0.08
Foreign exchange impact of lease liabilities and forward contracts	385,000	0.02	(12,455,000)	(0.64)
Tax effect (a)	(1,602,000)	(0.08)	2,020,000	0.10
Total non-cash items impacting net income	$4,805,000	$0.25	$(6,061,000)	$(0.31)

Cash items impacting net income
Impact of tariffs	$-	$-	$(688,000)	$(0.04)
New product line start-up costs and transition expenses (b)	-	-	4,550,000	0.23
Supply chain disruptions and costs related to COVID-19 (c)	4,935,000	0.25	1,933,000	0.10
Tax effect (a)	(1,234,000)	(0.06)	(1,449,000)	(0.07)
Total cash items impacting net income	$3,701,000	$0.19	$4,346,000	$0.22

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b) For the three-months ended December 31, 2020, consists of $4,217,000 included in cost of goods sold and $333,000 included in operating expenses.
(c) For the three-months ended December 31, 2021, consists of $4,344,000 impacting gross profit and $591,000 included in operating expenses.
For the three-months ended December 31, 2020, consists of of $1,375,000 impacting gross profit and $558,000 included in operating expenses.

Items Impacting Net Income for the Nine Months Ended December 31, 2021 and 2020	Exhibit 2

	Nine Months Ended December 31,
	2021		2020
	$	Per Share	$	Per Share
GAAP net income	$7,683,000	$0.39	$20,641,000	$1.07

Non-cash items impacting net income
Core and finished goods premium amortization and new business return accruals	$9,013,000	$0.46	$4,576,000	$0.24
Revaluation - cores on customers’ shelves	3,517,000	0.18	3,580,000	0.19
Share-based compensation expenses and earn-out accruals	5,554,000	0.28	3,778,000	0.20
Foreign exchange impact of lease liabilities and forward contracts	1,769,000	0.09	(21,257,000)	(1.10)
Tax effect (a)	(4,963,000)	(0.25)	2,331,000	0.12
Total non-cash items impacting net income	$14,890,000	$0.76	$(6,992,000)	$(0.36)

Cash items impacting net income
Impact of tariffs	$-	$-	$(3,535,000)	$(0.18)
New product line start-up costs and transition expenses (b)	3,067,000	0.16	12,564,000	0.65
Gain due to realignment of inventory at customer distribution centers	(4,862,000)	(0.25)	(4,391,000)	(0.23)
Supply chain disruptions and costs related to COVID-19 (c)	16,257,000	0.83	6,276,000	0.32
Tax effect (a)	(3,616,000)	(0.18)	(2,729,000)	(0.14)
Total cash items impacting net income	$10,846,000	$0.55	$8,185,000	$0.42

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b) For the nine-months ended December 31, 2021, consists of $2,744,000 included in cost of goods sold and $323,000 included in operating expenses.
For the nine-months ended December 31, 2020, consists of $11,572,000 included in cost of goods sold and $992,000 included in operating expenses.
(c) For the nine-months ended December 31, 2021, consists of $14,557,000 impacting gross profit and $1,700,000 included in operating expenses.
For the nine-months ended December 31, 2020, consists of $4,748,000 impacting gross profit and $1,528,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended December 31, 2021 and 2020	Exhibit 3

	Three Months Ended December 31,
	2021		2020
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$32,575,000	20.1%	$24,241,000	19.8%

Non-cash items impacting gross profit
Core and finished goods premium amortization and new business return accruals	$3,146,000	1.9%	$1,528,000	1.2%
Revaluation - cores on customers’ shelves	846,000	0.5%	1,304,000	1.1%
Total non-cash items impacting gross profit	$3,992,000	2.5%	$2,832,000	2.3%

Cash items impacting gross profit
Impact of tariffs	$-	-	$(688,000)	-0.6%
New product line start-up costs and transition expenses	-	-	4,217,000	3.4%
Supply chain disruptions and costs related to COVID-19	4,344,000	2.7%	1,375,000	1.1%
Total cash items impacting gross profit	$4,344,000	2.7%	$4,904,000	4.0%

Items Impacting Gross Profit for the Nine Months Ended December 31, 2021 and 2020	Exhibit 4

	Nine Months Ended December 31,
	2021		2020
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$92,097,000	18.9%	$77,354,000	20.8%

Non-cash items impacting gross profit
Core and finished goods premium amortization and new business return accruals	$9,013,000	1.9%	$4,576,000	1.2%
Revaluation - cores on customers’ shelves……………………………	3,517,000	0.7%	3,580,000	1.0%
Total non-cash items impacting gross profit	$12,530,000	2.6%	$8,156,000	2.2%

Cash items impacting gross profit
Impact of tariffs	$-	-	$(3,535,000)	-0.9%
New product line start-up costs and transition expenses	2,744,000	0.6%	11,572,000	3.1%
Gain due to realignment of inventory at customer distribution centers (a)	(4,862,000)	-0.5%	(4,391,000)	-0.5%
Supply chain disruptions and costs related to COVID-19	14,557,000	3.0%	4,748,000	1.3%
Total cash items impacting gross profit	$12,439,000	3.1%	$8,394,000	2.9%

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Nine Months Ended December 31, 2021 and 2020	Exhibit 5

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
GAAP net income	$3,139,000	$8,469,000	$7,683,000	$20,641,000
Interest expense, net	3,949,000	4,051,000	11,510,000	12,074,000
Income tax expense	1,588,000	3,373,000	4,786,000	8,448,000
Depreciation and amortization	3,227,000	2,857,000	9,591,000	8,090,000
EBITDA	$11,903,000	$18,750,000	$33,570,000	$49,253,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization and new business return accruals	$3,146,000	$1,528,000	$9,013,000	$4,576,000
Revaluation - cores on customers’ shelves	846,000	1,304,000	3,517,000	3,580,000
Share-based compensation expenses and earn-out accruals	2,030,000	1,542,000	5,554,000	3,778,000
Foreign exchange impact of lease liabilities and forward contracts	385,000	(12,455,000)	1,769,000	(21,257,000)
Total non-cash items impacting EBITDA	$6,407,000	$(8,081,000)	$19,853,000	$(9,323,000)

Cash items impacting EBITDA
Impact of tariffs	$-	$(688,000)	$-	$(3,535,000)
New product line start-up costs and transition expenses (a)	-	4,421,000	2,836,000	12,235,000
Gain due to realignment of inventory at customer distribution centers	-	-	(4,862,000)	(4,391,000)
Supply chain disruptions and costs related to COVID-19	4,935,000	1,933,000	16,257,000	6,276,000
Total cash items impacting EBITDA	$4,935,000	$5,666,000	$14,231,000	$10,585,000

(a) Excludes depreciation, which is included in the depreciation and amortization line item.